FIRST AMENDMENT

                                       TO

                               ALLTEL CORPORATION
                           1998 EQUITY INCENTIVE PLAN

         WHEREAS, the ALLTEL Corporation 1998 Equity Incentive Plan (the "Plan") provides that it may be amended by the Board of Directors of ALLTEL Corporation; and

         WHEREAS, the Board of Directors of ALLTEL Corporation has determined that an amendment to the Plan is advisable;

         NOW, THEREFORE, the Plan hereby is amended, effective as of October 26, 2000, as follows:

         1. Section 2(q) of the Plan hereby is amended in its entirety to read as follows:

             (q) "Immediate Family" means, with respect to a particular Grantee, the Grantee's spouse, children, and grandchildren and such other persons, if any, as the Committee from time to time may determine, subject to such conditions as the Committee

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                               ALLTEL CORPORATION

                      Resolutions of the Board of Directors
                                January 25, 2001

                   RE: Second Amendment to ALLTEL Corporation
                       1998 Equity Incentive Plan

         WHEREAS, ALLTEL Corporation ("ALLTEL") maintains the ALLTEL Corporation 1998 Equity Incentive Plan, as amended by a First Amendment, effective October 26, 2000 (the "Plan"); and

         WHEREAS, the Board of Directors deems it advisable to amend the Plan in the manner set forth in these resolutions;

         NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby further amended, effective as of January 1, 2001, as follows:

         Section 8(e) of the Plan hereby is amended in its entirety to read as follows:

         "(e) CHANGE IN CONTROL. All unvested outstanding Awards shall immediately become fully exercisable or payable, as applicable, upon a Change in Control; except that the benefit payable with respect to any Performance Share with respect to which the Performance Period has not ended as of the date of such Change in Control shall be equal to the product of the Change in Control Value multiplied successively by each of the following:

                  (i) a fraction, the numerator of which is the number of whole and partial months that have elapsed between the beginning of such Performance Period and the date of such Change in Control and the denominator of which is the number of whole and partial months in the Performance Period; and

                  (ii) a percentage equal to the greater of (y) the target percentage, if any, specified in the applicable Award Agreement or (z) the maximum percentage, if any, that would be earned under the terms of the applicable Award Agreement assuming that the rate at which the performance goals have been achieved as of the date of such Change in Control would continue until the end of the Performance Period."

         RESOLVED FURTHER, that each outstanding stock option granted under the Plan be, and it hereby is, amended, effective as of January 1, 2001, to incorporate the change made by the foregoing amendment.

         RESOLVED FURTHER, that the officers of ALLTEL be, and each of them hereby is, authorized and directed, for and on behalf of ALLTEL, to do any and all things necessary or appropriate to carry out the foregoing amendment.